UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2014

Commission File Number 001-35844
___________________________________
Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 30, 2014, Pinnacle Foods Inc., a Delaware corporation (“Pinnacle”), provided notice to The Hillshire Brands Company, a Maryland corporation (“Hillshire”), of its decision to terminate the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 12, 2014, by and among Pinnacle, Hillshire, Helix Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Hillshire, and Helix Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Hillshire, pursuant to Section 7.1(c) thereof. In connection with the termination of the Merger Agreement, Hillshire is required to pay Pinnacle a termination fee of $163 million. Pinnacle issued a press release on June 30, 2014 announcing such termination of the Merger Agreement and reaffirming guidance for fiscal year 2014, which is attached hereto as Exhibit 99.1. A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Pinnacle with the Securities and Exchange Commission on May 13, 2014.

In connection with the execution of the Merger Agreement, Hillshire entered into a voting agreement (the “Voting Agreement”), dated as of May 12, 2014, with Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Family Investment Partnership V L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC (collectively, the "Blackstone Entities"), pursuant to which the Blackstone Entities agreed, among other things, to vote their shares of common stock of Pinnacle in favor of the adoption of the Merger Agreement. In accordance with its terms, the Voting Agreement terminated concurrently with the termination of the Merger Agreement.

In connection with the execution of the Merger Agreement, Hillshire and the Blackstone Entities also entered into (i) a registration rights agreement, dated as of May 12, 2014, and (ii) a stockholders agreement, dated as of May 12, 2014. According to the respective terms of each of these agreements, both agreements terminated concurrently with the termination of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release, dated June 30, 2014
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.” The words “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management's current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, deterioration of the credit and capital markets, industry trends, our substantial leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, and the other risks and uncertainties detailed in our Form 10-K filed with the Securities and Exchange Commission on March 6, 2014 and subsequent reports filed with the Securities and Exchange Commission. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We assume no obligation to update the information contained in the announcement, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	July 1, 2014

Index to Exhibits

Exhibit Number	Description
99.1	Press release, dated June 30, 2014